Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of November 1995
Distribution Date of December 15, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $83,220,136.56
Beginning Pool Factor                       0.2484164

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,506,895.50
  Interest Collected                      $597,673.00

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries               $0.00
Total Additional Deposits                       $0.00

Repos/Chargeoffs                           $94,761.83
Aggregate Number of Notes Charged Off              24

Total Available Funds                   $6,104,568.50

Ending Pool Balance                    $77,618,479.23
Ending Pool Factor                          0.2316952

Servicing Fee                              $69,350.11

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $6,731,120.45
  Target Percentage                              7.50%
  Target Balance                        $5,821,385.94
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(31,069.49)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             898,852.64      674
    31-60 days                              90,860.86       85
    60+ days                                12,354.93        9

    Total                                1,002,068.43      680

  Balances:
    60+ days                               114,451.78        9

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            31,069.49
    Beginning Balance                   $6,731,120.45

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of November 1995

                                                              NOTES
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)  CLASS A-2   CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77$127,300,000.00$195,976,000.00 $11,726,547.77
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 3.475%         4.475%         4.800%

Beginning Pool Balance           $83,220,136.56
Ending Pool Balance              $77,618,479.23

Collected Principal               $5,506,895.50
Collected Interest                  $597,673.00
Liquidation Proceeds/Recoveries           $0.00
Charge-Offs                          $94,761.83
Servicing                            $69,350.11

  Total Collections Available
    for Debt Service              $6,035,218.39

Beginning Balance                $71,969,798.82          $0.00 $66,351,224.75  $5,618,574.07

Interest Due                        $269,909.08          $0.00    $247,434.78     $22,474.30
Interest Paid                       $269,909.08          $0.00    $247,434.78     $22,474.30
Principal Due                     $5,601,657.33          $0.00  $5,349,582.75    $252,074.58
Principal Paid                    $5,601,657.33          $0.00  $5,349,582.75    $252,074.58
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                   $66,368,141.49          $0.00 $61,001,642.00  $5,366,499.49
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                           0.3112709822   0.4576367736

Total Distributions               $5,871,566.41          $0.00  $5,597,017.53    $274,548.88

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $163,651.98

Beginning Reserve Account Balance $6,731,120.45
(Release)/Draw                      $(31,069.49)
Ending Reserve Account Balance    $6,700,050.96

Memo Item - Advances:
 Servicer Advances - Current Month   $384,920.32
 Total Outstanding Servicer Advances$2,813,202.95

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of November 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4              3              2              1
                             Jul 1995       Aug 1995       Sep 1995       Oct 1995       Nov 1995
Beg. Pool Balance        $110,086,049.11$103,136,026.25 $96,494,626.09 $89,969,447.02 $83,220,136.56


A) Loss Trigger:
Principal of Contracts
  Charged off                  $5,448.60    $110,306.34     $99,077.68    $101,136.84     $94,761.83
Recoveries                    $92,283.81    $100,440.75     $17,266.80    $115,481.61          $0.00

Total Charged off
  (Months 5,4,3)             $214,832.62
Total Recoveries
  (Months 3,2,1)              132,748.41
Net Loss/(Recoveries)
  for 3 Mos.                  $82,084.21(a)

Total Balance
  (Months 5,4,3)         $309,716,701.45 (b)

Loss Ratio [(a/b)(12)]           0.3180%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $160,788.48    $115,035.26    $114,451.78
  As % of Beginning
    Pool Balance                                              0.16663%       0.12786%       0.13753%
  Three Month Average                                         0.19914%       0.16868%       0.14401%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer